SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 3, 2003

PORTAL SOFTWARE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-25829	77-0369737
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Boulevard, Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (408) 572-2000

None

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On September 4, 2003, we announced that our Board of Directors approved a one-for-five reverse split of our common stock. The reverse split was previously approved by our stockholders. The reverse split will be effective on September 26, 2003, and our common stock will begin trading under the split adjustment when the market opens on September 29, 2003.

A copy of the press release with respect to this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 99.1    Press Release dated September 4, 2003.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: September 10, 2003	By:	/S/ MITCHELL L. GAYNOR
	Name: Title:	Mitchell L. Gaynor Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press Release dated September 4, 2003.